Exhibit n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-204915) on Form N-2 of Newtek Business Services Corp. and Subsidiaries of our report dated March 31, 2015, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Pre-Effective Amendment No. 1 to the Registration Statement.

We also consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm", “Senior Securities” and “Selected Financial Data” in such Prospectus.

/s/ McGladrey LLP

New York, New York

August 13, 2015